Exhibit 10.8

IMPORTANT NOTICE: THE TERMS OF THIS LETTER OF OFFER FORM A LEGALLY BINDING AGREEMENT BETWEEN THE CUSTOMER AND THE BANK. PLEASE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT CAREFULLY BEFORE SIGNING IT. IF YOU DO NOT UNDERSTAND ANY OF THE TERMS AND CONDITIONS OF THIS LETTER OF OFFER, YOU MAY SEEK THE BANK’S CLARIFICATION ON SUCH TERMS AND CONDITIONS

STRICTLY PRIVATE & HIGHLY CONFIDENTIAL

Our Ref	:

Date	:	05-Apr-2023

EMP SOLUTION SDN. BHD.
No. 21, Jalan 15/23
Tiong Nam Industry Park
40200 Shah Alam
Selangor

Dear Sir(s),

Re:	Letter of Offer BANKING FACILITY (the “Facility”)

We are pleased to inform that CIMB Islamic Bank Berhad (“the Bank”) has at your request approved the above mentioned Facility, subject to the terms and conditions herein:

1.	Customer (hereinafter referred to as “Customer” or “you”)

EMP SOLUTION SDN. BHD.
No. 21, Jalan 15/23
Tiong Nam Industry Park
40200 Shah Alam
Selangor

2.	Approved Limit

RM1,000,000.00 (RINGGIT MALAYSIA ONE MILLION AND SEN ZERO ONLY)

3.	The Facility

Facility	Ringit Malaysia (RM
CGC Portfolio Guarantee-i (EB) (SQBP-TFi1)	1,000,000.00

Total	1,000,000.00

CIMB ISLAMIC BANK BERHAD 200401032872 (671380-H)

12-3B 3rd Floor Jalan Puteri 1/1 Bandar Puteri Puchong 47100 Puchong Selangor Malaysia

Telephone +603 8063 1394 www.clmb.com

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

4.	Purpose

SQBP-TFi1	:	For working capital requirement.

The Facilities are provided to you in accordance with the Islamic financing principles and shall only be used for Shariah compliant transactions and purposes only.

5.	Term I Tenure

SQBP-TFi1	:	The period for payment of the Bank’s Sale Price shall be 7 Years commencing from first disbursement date.

6.	Profit Rate / Pricing / Commission

SQBP-TFi1	:

EPR is BFR + 2.25% per annum

EPR stands for Effective Profit Rate and shall not exceed the Ceiling Profit Rate (CPR) of 15.00% per annum.

Profit is calculated on daily balance basis.

BFR stands for the Bank’s Base Financing Rate at published by the Bank from time to time. The BFR at the time of this Letter of Offer is 6.6% per annum and is subject to change from time to time.

The prevailing EPR shall apply only if there is no default for three (3) consecutive payments on monthly instalments. If the Customer default on three (3) consecutive payment of monthly instalments, the Bank shall without prejudice to any of the Bank’s remedies or rights herein contained be entitled to revise and increase the prevailing EPR for the remaining Tenure of the SQBP-TFi1 by 1.00% per annum or such other rate as the Bank may prescribe from time to time PROVIDED that any such revision in the EPR shall not exceed the CPR (“revised EPR”).

The prevailing EPR and the revised EPR shall together be referred to as “the applicable rate”.

The Bank reserves the right by giving adequate notice to vary, at its absolute discreation from time to time, and without having to assign any reasons therefore, such rate of profit (which variation may take place by varying the BFR or the margin or spread or both, or the entire manner, method or mode or calculation and computation thereof, or in any other manner whatsoever) provided that the variation shall not exceed the CPR.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

7.	Fees and Charges

The Bank reserves the right to debit to the Customer’s current / saving account / Facility account for all fees and charges.

Prepayment

Prepayment of any amount over and above the instalment amount (“Prepaid Amount”) is allowed at any time after the full drawdown without attracting any charges.

By writing to the Bank to affect the prepayment as reducing the principal amount, profit calculated on the Prepaid Amount will be waived by way of rebate (ibra’). Otherwise the Prepaid Amount will be treated as an advance payment.

CGC Guarantee Fee

In respect of the guarantee issued by the Credit Guarantee Corporation Malaysia Berhad (“CGC”) to the Bank, a guarantee fee is to be paid to CGC by the Bank on a yearly basis (“CGC”). The CGC Guarantee Fee payable to CGC has already been factored into the applicable rate charged by the Bank.

Agency Fee for Tawarrug Transaction

A non-refundable fee of RM4 for every RM1.0 million transacted amount or any part thereof for acting as the Customer’s agent in respect of each sale of the Commodity to a commodity broker under the Tawarrug transaction and such fee will be debited from the Customer’s account maintained with the bank upon billing by the Bank or paid by the Customer in any manner as determined by the Bank.

The respective rates, modes of calculation and manner and times of payment of the above fees and charges are subject to variation from time to time by the Bank at its discretion.

The utilization of the facilities under this letter of offer may attract commission and/or fees and/or charges payable by the customer and such commission and/or fees and/or charges are published at the Bank’s website at www.cimb.com.my.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

8.	Payment

SQBP-TFi1	:	The Bank’s Sale Price will be paid by Customer via monthly payment as follows: -

Regular Payment

Monthly Payment	Payment Amount (RM per payment)	Total (RM)
1 - 84	16,013.06	1,345,097.04
	Total	1,345,097.04

Each instalment is due and payable on the 4th of each month and the last instalment may be subject to variation by the Bank.

Note:

a)	For financing with Grace Period, the Customer is to pay the Profit Portion of the Bank’s Sale Price as determined by the Bank during the Grace Period. The Profit Portion to be paid by the Customer shall be based on the financing disbursed by the Bank, which amount shall be advised by the Bank from time to time. Regular Payment will commence upon expiry of the Grace Period or upon full disbursement of the Customer’s Sale Price, whichever is earlier (not applicable for DRF2022-i, TRRF-i and SME PTF-i).

If variable rate or fixed rate with CPR

b)	The Profit Portion payable shall be calculated based on EPR. The difference between the Profit Portion calculated based on CPR and EPR shall be waived by way of ‘bra’.

c)	The above payment amount is on the basis that the EPR is as stated in this Letter of Offer. In the event there is a change in the EPR pursuant to the terms of this Letter of Offer including but not limited to changes in the BFR at any time during the Tenure, the Payment Amount shall be varied accordingly PROVIDED that any such variation in the EPR shall not exceed the CPR of 15.00% per annum. The Bank shall notify the Customer in the event of any change in the Payment Amount.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

d)	The difference between the Bank’s Sale Price and the total Payment Amount calculated based on EPR shall be waived by way of Ibra’ (Rebate) as stated herein.

In the event of early settlement of the Facility, you are required to reimburse the Bank the CGC/SJPP Guarantee Fee which the Bank has paid to CGC/SJPP for the year in which early settlement of the Facility is made and which has not been fully paid by the Customer via the monthly instalments. Early settlement shall be made in full amount outstanding. The amount for which the Customer shall reimburse the Bank shall be determined by the Bank and notified to the Customer shall be treated as final, binding and conclusive save for manifest error.

9.	Availability Period

SQBP-TFi1	:	The SQBP-TFi1 shall be drawndown in one lump sum within 2 months from the date of this Letter of Offer (“Availability Period”). If the Facility is not drawndown by the expiry of the Availability Period, the Bank may cancel or terminate the Facility and the Customer shall be liable to the Bank for all fees and charges that has been incurred by the Bank in relation to the Facility.

10.	Security / Security Document

The following security which shall be in such form and substance as may be stipulated by or acceptable to the Bank at its discretion.

i)	This Letter of Offer;

ii)	Guarantee in favour of the Bank by CGC/SJPP 70.00% of the Approved Limit of the Facility. The Guarantee is required to be renewed annually subject to the payment of guarantee fees.

iii)	Individual Guarantee in favour of the Bank by Yeoh Chee Wei;

Such other security as the Bank may from time to time require at its discretion.

11.	Supporting Documents for Utilization of the Facility

Such other supporting documents as the Bank may from time to time require at its discretion.

All the above and other supporting documents shall be in such form and substance as may be stipulated by or acceptable to the Bank at its discretion.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

12.	Conditions Precedent

Unless waived by the Bank with or without conditions, the Facility will be available only upon completion of the following conditions precedent by the Customer to the satisfaction of the Bank within the Availability Period from the date of this Letter of Offer: -

a)	this Letter of Offer shall have been duly accepted by the Customer and the accepted Letter of Offer has been received by the Bank;

b)	receipt by the Bank of the following documents from the Customer and if applicable each. Security Party (together referred to as “Transaction Parties”): -

(I)	For Companies: -

Certified true copies of the Transaction Parties’:

i)	the current certificate of registration and if available certificate of incorporation

ii)	a certified true copy of the Memorandum & Articles of Association or its equivalent under the Companies Act 2016 and if not available, a letter of confirmation duly signed by a director of the respective Transaction Parties.

iii)	the Return of Allotment of Shares Forms the latest annual return

iv)	the latest Form 49 and if any, Notification for Change in the Registered Address Form and Notification of Change in Register of Directors, Managers and Secretaries Form the relevant directors’ resolution

v)	the relevant shareholders’ resolution (if applicable)

vi)	a photocopy of the NRIC I passport of all the directors of the Transaction Parties (including but not limited to a guarantor or other surety) and the certified specimen signatures of the authorized signatories.

vii)	the Board of Directors’ Resolution authorizing the acceptance of the Facility, and authorizing the creation of the Security Document in favour of the Bank from the relevant Transaction Parties, all of which are in form and content acceptable to the Bank.

(II)	Further Documents

i)	certified true copies of the Practicing Certificate / Operating License / business license and such other constitutional documents and authorizations as the Bank may from time to time require at its discretion.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

All the above and other documents, declarations, agreements and authorizations are to be in such form and substance as may be acceptable to the Bank at its discretion.

c)	all Security Documents below shall have been duly executed by or on behalf of all the parties concerned, stamped and registered with such registries as the Bank may deem necessary or expedient, and duly received by the Bank including but not limited to the following documents: -

i)	Individual guarantee of Yeoh Chee Wei.

d)	any other condition as may be required by the Bank as set out in the clause on Special Terms below;

e)	the results of searches made at the Official Assignee’s Office, Official Receiver’s Office, Registry of Companies, and/or any other relevant offices and/or registries on the Transaction Parties are satisfactory and acceptable to the Bank and do not disclose any adverse condition on the Transaction Parties;

f)	where the Customer requires the Bank to assist with the stamping of the Letter of Offer and/or Security Documents, the Customer shall notify the Bank of such requirement by returning the signed Memorandum of Acceptance within fourteen (14) days from the date of this Letter of Offer and shall ensure there is sufficient amount in its current or savings account opened or maintained with the Bank to facilitate the payment of the stamp duty and charges of or fees of the Bank’s solicitors. The Customer acknowledges and agrees that the Bank is entitled to debit from the current account or savings account the amount of the stamp duty and the Bank will not be liable for any stamp duty penalties arising as a result of the delay and or failure of the Customer; and

g)	where any of the Security Documents is governed by laws other that Malaysian laws and/or any of the Transaction Parties Is a foreign party then a legal opinion from the Bank’s solicitors confirming: -

(a)	the legal enforceability of the Security Documents; and/or

(b)	the legal capacity of the Transaction Parties in respect of the Security Documents to which it is a party.

h)	For SJPP

If the Customer has a pre-existing facility guaranteed by SJPP, then this Facility is subject to the Bank having obtained the consent of SJPP and satisfaction of any conditions as may be imposed by SJPP.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

13.	Conditions for Utilization & Disbursement

The Facility shall be subject to the Conditions for utilization and disbursements as set out in the “CIMB Islamic Terms and Conditions - Business Financing” under General Terms and Conditions.

14.	Additional Terms and Conditions

i)	The Customer shall undertake to submit to the Bank its annual audited accounts or management accounts within 180 days of the relevant closing date; and

ii)	The Customer is to maintain a current account with the Bank to enable the Facility to be disbursed into the current account and to facilitate the servicing and / or payment of the Bank’s Sale Price upon the due date.

iii)	Consent from guarantors and/or 3rd party security providers(s) (including SJPP/CGC where applicable) is to be obtained.

15.	Special Terms

i)	The: -

(a)	Facility is to be fully drawn down in one lump sum and not progressively;

ii)	For CGC guarantees

(a)	The availability of the Facility is subject to the guarantees being issued by CGC and to the guidelines issued by CGC from time to time. The aforesaid shall also apply to any extension of guarantees in respect of the Facility; and

(b)	The Bank may review, vary, cancel or terminate the availability of the Facility guaranteed by CGC in the event the guarantee in favour of the Bank is terminated or cancelled by CGC.

(c)	The Customer agrees and authorizes the Bank to disclose any information in respect of this Facility and the Customer to CGC. The Customer also agrees to give consent to CGC to disclose such information to whom CGC may be permitted or required to do so.

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

iii)	TF4

Commencement of Payment of Bank’s Sale Price

Commencement of monthly payments shall be based on calendar date after first disbursement of the Facility as follows:

(a)	If the first disbursement is between the 1t and 15th of the calendar month, the monthly payment is due on the 4th date of the following month. Example: If the first disbursement is on 101h May, the due date is 4th June.

(b)	If the first disbursement is between the 16th until the end of calendar month, the monthly payment is due on the 4th date of the next following month. Example: If the first disbursement is on 23r1 May, the due date is 4th July.

16.	The Shariah Terms and General Terms and Conditions

The Customer agrees that the Facility shall be further subject to the Shariah Terms and General Terms and Conditions set out in the Bank’s website at www.cimb.com,my/en/business-general-terms-conditions.html. The Customer agrees that it has read, understood and agreed to the bound by the Shariah Terms and General Terms and Conditions. The Customer also acknowledges that the Shariah Terms and General Terms and Conditions represent the standard Shariah and legal terms generally applicable to the facilities with the Bank which terms may be subject to change. Accordingly, notwithstanding any provisions in the Letter of Offer, the Customer agrees that the Bank may (for reasons of expediency, consistency, change or re-evaluation of legal risk or any other reason which preserves or protects the legal interests of the Bank) add, vary, amend or modify the Shariah and General Terms and Conditions by the giving of notice of twenty-one (21) days prior to such change by way of a publication in www.cimb.com,my/en/business-general-terms-conditions.html or any other electronic communication i.e. sms, e-mail, electronic direct mailer, electronic messaging or any method of communication registered with the Bank without further consent from the Customer. In the event that the Customer objects to any amendments made to the General Terms and Conditions and notified to the Customer as above, the Customer shall be entitled to terminate the Facility (without any additional charges) by notifying the Bank in writing of such termination provided that (i) any such notice shall be given no later than twenty-one (21) days after the publication on the Bank’s website of the amended General Terms and Conditions and (ii) upon any such notice being given by the Customer to the Bank, all amounts owing by the Customer to the Bank in respect of the Facility shall immediately become due and payable.

The Shariah Terms and General Terms and Conditions can be accessed by the following methods:

i)	Visit CIMB website at: www.cimb.com.my/enibusinesskieneral-terms-conditions.html

EMP SOLUTION SDN. BHD	STRICTLY PRIVATE & HIGHLY CONFIDENTIAL
20/14821RMBC/3188(002)-I

ii)	Go to www.cimb.com.my > Business > General Terms & Conditions > CIMB Islamic Terms and Conditions - Business Financing.

iii)	Scan this QR code:

17.	Servicing Branch

Bandar Puteri Puchong
12, Jalan Puteri 1/1, Bandar Puteri,
47100 Puchong,
Selangor

18.	Complaints Handling

Complaints if any relating to any matter herein can be made and sent to the following address of the Bank and/or by contacting the Bank by telephone and/or facsimile at the following email address:

Customer Resolution Unit
P.O Box 10338
GPO Kuala Lumpur
50710 Kuala Lumpur.

Tel No : 03-6204 7788
Email Address: CRU@cimb.com

If the terms and conditions of this Letter of Offer are acceptable to you, kindly indicate your acceptance of this offer of the Facility upon the terms and conditions set out in this Letter of Offer by signing and returning to us the duplicate of this letter within seven (7) days from the date hereof (or such other period as the Bank may determine), failing which this offer shall be considered as having lapsed and cancelled unless otherwise determined by us and notified to you.

Thanking you and assuring you of our best service at all times.

Yours faithfully,
for CIMB I LAMIC BANK BERHAD

/s/ Ng Wing Soon	/s/ Ong Chia Foong
Name: Ng Wing Soon Designation: Assistant Sales Manager	Name: Ong Chia Foong Designation: Team Sales Manager

Memorandum of Acceptance

I/We hereby

(a)	confirm my/our acceptance of your offer of the Facility upon the terms and conditions of this Letter of Offer, and

(b)	authorize the Bank to disburse the Facility into my/our Current Account-i / Current Account No. _______ maintained with **the Bank/CIMB Bank Berhad (**Delete whichever is inapplicable) and to debit the said account for payment of insurance premiums/takaful contributions payable for insurance policies/takaful coverage taken out in connection with the Facility;

(c)	authorize the Bank to debit my/ our Current Account-i / Current Account** or Savings Account-i /Saving Account** (**Delete whichever not applicable) No. ___________________________ (“the Designated Account”) or such other accounts with **the Bank/CIMB Bank Berhad (**Delete whichever is inapplicable) for the payment of stamp duties and any penalties arising under the Security Documents and solicitor charges arising under the stamping of the Security Documents;

(d)	authorize the Bank to debit my/our Current Account-i / Current Account** or Savings Account-i / Saving Account** (**Delete whichever not applicable) No: __________________________(“the Account”) or such other accounts with **the Bank/CIMB Bank Berhad (**Delete whichever is inapplicable) for the payment of monthly installment and/or profit, insurance premiums/takaful contribution, fees imposed by CGC/SJPP, any charges and/or the outstanding amount due to the Bank under the Facility; and

(e)	agree that the Bank will not be liable or responsible for not being able to perform payments referred to above if there are insufficient funds in the Account.

Note:

1.	Please complete item (c) above by filling in the particulars of the Account if you require the Bank to assist with the stamping of the Security Documents on your behalf.

In addition to the above, for Term-Financing-i, we hereby request the Bank to purchase the Commodity (“Purchase Request”) and appoint the Bank as our agent in relation to the purchase of the Commodity. We understand, acknowledge and agree that the terms and conditions for the Purchase Request and appointment of the Bank as our agent shall be as stated in Appendix 1 of this Letter of Offer.

Yours faithfully
For and on behalf of

/s/ Yeoh Chee Wei
EMP SOLUTION SDN. BHD (To affix company stamp)

Name:

NRIC Number.

Date:

APPENDIX 1

TERMS AND CO DITIONS FOR PURCHASE OF COMMODITY AND APPOINTMENT OF AGENCY

1.	Terms defined in the Letter of Offer will have the same meanings whenever referred herein.

2.	The Commodity to be purchased by the Bank shall be at the Bank’s Purchase Price as stated in the Shariah Terms and General Terms and Conditions.

3.	Upon completion of the purchase of the Commodity by the Bank, the Bank shall act as the Customer’s agent to purchase the Commodity on the Customer’s behalf and to conclude the purchase of the Commodity from the Bank at the Bank’s Sale Price. The Bank’s Sales Price shall be as stated in the Shariah Terms and General Terms and Conditions.

4.	After the conclusion of the purchase of the Commodity by the Customer, the Bank shall act as the Customer’s agent to sell the Commodity on the Customer’s behalf from the Bank at the Customer’s Sale Price. The Bank’s Sale Price shall be as stated in the Sheilah Terms and General Terms and Conditions.

5.	In consideration of the Bank’s agreement to act on the Customer’s behalf pursuant to paragraph 4 above, the Customer shall pay the Bank an amount as stated in the Letter of Offer as the agency fee.

6.	Subject to the terms and conditions of the Letter of Offer, the Bank’s appointment as the Customer’s agent and the Customer’s undertakings hereunder shall be valid from the date of acceptance of the Letter of Offer until the Bank hate sold the Commodity on the Customer’s behalf. In respect of financing facilities based on Tawarruq other than Terms Financing-i, the Bank’s appointment as the Customer’s agent and the Customer’s undertakings hereunder shall be valid from the date of the renewal notice until the Bank hate sold the Commodity on the Customer’s behalf.

7.	In respect of financing facilities based on Tawarruq other than Term Financing-i, we understand and agree that:

(a)	such financing facilities shall be valid and made available for the Tenure specified in the Letter of Offer. The Customer understand and agree that such financing facilities may be renewed (“Renewed Facility”) upon the Bank serving the Customer the renewal notice. For the purpose of this letter the term Tenure shall include reference to the Tenure of the Renewed Facility with respect to such Renewed Facility; and

(b)	in case of renewal of such financing facilities on the same terms and conditions, the Customer confirm and agree for the utilization of the Renewed Facility and the Customer agree that the same instruction, undertakings and agency appointment as set out above shall apply to each Renewed Facility.

8.	The agency appointment as stated above shall be automatically terminated upon the completion of the on-sale of the relevant Commodity. Further, the agency created herein shall be dissolved.

(a)	if the financing facilities granted to us is terminated prior to execution by the Bank of any acts contemplated herein; or

(b)	if the Customer exercise the Customer’s option to terminate the agency due to misconduct negligence or breach of specified terms of the agency by the Bank.

In the event of dissolution of agency pursuant to paragraph 8(a) and (b) above, each party’s liability to the other party for the dissolution of the agency is limited to RM1.00 only.